                                                                     EXHIBIT 3.4

                                  Exhibit 3.4
                            Bylaws of BankAnnapolis


                         ARTICLE I - Principal Office

     The principal banking office of BankAnnapolis (the "Bank") shall be located at 900 Bestgate Road, Annapolis, Maryland 21401, Anne Arundel County, in the State of Maryland.

                           ARTICLE II - Stockholders

     Section 1. Place of Meetings. All annual and special meetings of stockholders shall be held at the home office of the Bank or at such other place in the United States as the board of directors may determine from time to time.

     Section 2. Annual Meeting. The Bank shall hold an annual meeting of its stockholders in May of each year for the election of directors and for the transaction of any other business of the Bank or at such date and time as shall be set by resolution of the board of directors.

     Section 3. Special Meetings. Special meetings of the stockholders for any purpose or purposes may be called at any time by the chairman of the board, the president, or a majority of the board of directors, and shall be called by the chairman of the board, the president, or the secretary upon the written request of the holders of not less than 25 percent of all of the outstanding capital stock of the Bank entitled to vote at the meeting.

     Section 4. Conduct of Meetings. Annual and special meetings shall be conducted in accordance with rules and procedures adopted by the board of directors. The board of directors shall designate, when present, either the chairman of the board or president to preside at such meetings.

     Section 5. Notice of Meetings. Written notice stating the place, day, and hour of the meeting and the purpose(s) for which the meeting is called shall be delivered not fewer than 10 nor more than 50 days before the date of the meeting, either personally or by mail, by or at the direction of the chairman of the board, the president, or the secretary, or the directors calling the meeting, to each stockholder of record entitled to vote at, or entitled to notice of, such meeting. The notice shall state the time and place of the meeting and, if the meeting is a special meeting or notice of the purpose is required by statute, the purpose of the meeting. Notice is given to a stockholder when it is personally delivered to him, left at his residence or usual place of business, or mailed to him at his address as it appears on the records of the Bank. In addition to the notice given to the stockholders, the Bank shall publish notice of the annual meeting at least 10 days prior to the date of such meeting in a newspaper published in Annapolis, unless, prior to the date set for publication, each stockholder entitled to vote at the meeting executes a waiver of such notice.

     Section 6. Fixing of Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the board of directors shall fix in advance a date as the record date for any such determination of stockholders. Such date shall be not less than 20 days prior to the date on which the particular action, requiring such determination of stockholders, is to be taken. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

     Section 7. Voting Lists. At each meeting of stockholders, a full, true and complete list of all stockholders entitled to vote at such meeting, showing the number and class of shares held by each and certified by the transfer agent for such class or by the secretary, shall be furnished by the secretary of the Bank. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any stockholder during the entire time of the meeting. The original stock ledger shall constitute prima facie evidence as to who are the stockholders entitled to examine such list or to vote at any meeting of stockholders.

     Section 8. Quorum; Voting. A majority of the outstanding shares of the Bank entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. A majority of all votes cast at a meeting, whether in person or by proxy, shall determine any question that properly comes before a meeting, unless otherwise provided by law.

     Section 9. Proxies. At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or by his duly authorized attorney in fact. Proxies solicited on behalf of the management shall be voted as directed by the stockholder or, in the absence of such direction, as determined by a majority of the board of directors. Unless a proxy provides otherwise, it shall not be valid more than 11 months after its date.

     Section 10. Adjournments. Whether or not a quorum is present, an annual or special meeting of stockholders convened on the date for which it was called may be adjourned from time to time by a majority vote of the stockholders present in person or by proxy. Any business that might have been transacted at the meeting as originally notified may be deferred and transacted at any such adjourned meeting at which a quorum shall be present. No further notice of an adjourned meeting, other than by announcement at the meeting at which the adjournment is taken, shall be necessary if held on a date not more than 120 days after the original record date.

     Section 11. Voting Rights. Each holder of shares of capital stock shall be entitled to one vote for each share of capital stock that the members owns of record on each matter submitted to a vote at a meeting of stockholders. In all elections of directors, each share of stock eligible to vote in the election of directors may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. When ownership stands in the name of two or more persons, in the absence of written directions to the Bank to the contrary, at any meeting of the stockholders of the Bank, any one or more of such stockholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose names shares of stock stand, the vote or votes to which those persons are entitled shall be cast as directed by a majority of those holding such shares and present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority cannot agree.

     Section 12. Voting of Shares of Certain Holders. Shares standing in the name of another corporation may be voted by any officer, agent, or proxy as the by-laws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine. Shares held by an administrator, executor, guardian, or conservator may be voted by such person, either in person or by proxy, without a transfer of such shares into such person's name. Shares standing in the name of a trustee may be voted by the trustee, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into the trustee's name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer into the receiver's name if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed.

     A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

     Shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the Bank, may not be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

     Section 13. Nominating Committee. The board of directors shall act as a nominating committee for selecting the management nominees for election as directors. Except in the case of a nominee substituted as a result of the death or other incapacity of a management nominee, the nominating committee shall deliver written nominations to the secretary at least 20 days prior to the date of the annual meeting. Provided that such committee makes such nominations, no nominations for directors except those made by the nominating committee shall be voted upon at the annual meeting unless other nominations by stockholders, are made in writing and delivered to the secretary of the Bank at least five days prior to the date of the annual meeting.

     Section 14. New Business. Any new business to be taken up at the annual meeting shall be stated in writing and filed with the secretary of the Bank at least five days before the date of the annual meeting, and all other business so stated, proposed, and filed shall be considered at the annual meeting; but no other proposal shall be acted upon at the annual meeting. Any stockholder may make any other proposal at the annual meeting and the same may be discussed and considered, but unless stated in writing and filed with the secretary at least five days before the meeting, such proposal shall be laid over for action at an adjourned, special, or annual meeting of the stockholders taking place 30 days or more thereafter. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors, and committees; but in connection with such reports, no new business shall be acted upon at such annual meeting unless stated and filed as herein provided.

     Section 15. Informal Action by Stockholders. Any action required to be taken at a meeting of the stockholders, or any other action which may be taken at a meeting of stockholders, may be taken without a meeting if consent in writing, setting forth the action so taken, shall be signed by all of the stockholders entitled to vote with respect to the subject matter. Each such written consent of stockholders shall be filed with the Bank's records of stockholder meetings.

                       ARTICLE III - Board of Directors

     Section 1. General Powers. The business and affairs of the Bank shall be under the direction of its board of directors. The board of directors may annually elect a chairman of the board from among its members. The chairman of the board or his or her designee shall preside at the meetings of the board of directors.

     Section 2. Number. The Bank shall have at least five and not more than 25 directors. The Bank shall have the number of directors provided in the Charter until changed as herein provided. A majority of the entire board of directors may alter the number of directors within the permissible range by fixing the number of directors to be elected at the next annual meeting of stockholders or, if vacant directorships are established by the stockholders under Section 3 of this Article III, by increasing the number of directors by not more than the number of additional directorships created by the stockholders and left vacant, but the action may not affect the tenure of office of any director.

     Section 3. Election and Tenure of Directors. The stockholders of the Bank shall elect directors at each annual meeting. If the election of directors is not held at the annual meeting, an election may be held at a later meeting called for that purpose. A director serves until the next annual meeting of stockholders and until a successor is elected and qualifies. At any meeting of stockholders, the stockholders may create up to two additional directorships. The stockholders may leave the additional directorships vacant.

     Section 4. Qualifications. Each person elected or appointed a director of the Bank shall take the oath of such office prescribed by the laws of the State of Maryland and shall own in good faith and in his or her name unencumbered shares of stock in the Bank or in a corporation that owns more than 80% of the capital stock of the Bank as prescribed by the laws of the State of Maryland. No person elected or appointed a director of the Bank shall exercise the functions of such office until such person has taken the prescribed oath and owns unencumbered the prescribed shares of stock. Any director who fails to attend at least one-half of the regularly scheduled meetings of the Board of Directors during their term of office shall be disqualified from serving for a succeeding term unless such disqualification is waived by the Commissioner of Financial Regulation.

     Section 5. Residence. A majority of the directors of the Bank shall be residents of the State of Maryland.

     Section 6. Regular Meetings. A regular meeting of the board of directors shall be held without other notice than this bylaw immediately after, and at the same place as, the annual meeting of stockholders. The board of directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution. Each director of the Bank shall attend at least 50 percent of the regularly scheduled meetings of the board of directors during his or her term of office.

     Section 7. Special Meetings. Special meetings of the board of directors may be called by or at the request of the chairman of the board, the president, or a majority of the directors. The persons authorized to call special meetings of the board of directors may fix any place as the place for holding any special meeting of the board of directors called by such persons.

     Section 8. Notice of Special Meetings. Written notice of any special meeting of the board of directors or of any committee designated thereby shall be given by mail or facsimile transmission to each director at least 24 hours prior thereto at the address at which the director is most likely to be reached. Any director may waive notice of any meeting by a writing filed with the secretary. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

     Section 9.    Quorum.  A majority of the number of directors fixed by
Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the board of directors; but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time. Notice of any adjourned meeting shall be given in the same manner as prescribed by Section 8 of this Article III.

     Section 10. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless a greater number is prescribed by applicable statute or by these By-laws.

     Section 11. Action Without a Meeting. Any action required or permitted to be taken by the board of directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

     Section 12. Meeting by Conference Telephone. Members of the board of directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Such participation shall constitute presence in person at a meeting.

     Section 13. Vacancies. A majority of the remaining directors, whether or not sufficient to constitute a quorum, may fill a vacancy on the board of directors that results from any cause except an increase in the number of directors, and a majority of the entire board of directors may fill a vacancy that results from an increase in the number of directors. A director elected by the board of directors to fill a vacancy serves until the next annual meeting of stockholders and until his or her successor is elected and qualifies.

     Section 14. Compensation. Directors may receive such compensation for service on the board of directors as may be fixed by the board of directors by resolution. Members of either standing or special committees may be allowed such compensation for actual attendance at committee meetings as the board of directors may determine by resolution. Nothing herein shall be construed to preclude any director from serving the Bank in any other capacity and receiving compensation therefor.

     Section 15. Resignation. Any director may resign at any time by sending a written notice of such resignation to the home office of the Bank, addressed to the president. Unless otherwise specified, such resignation shall take effect upon receipt by the president.

     Section 16. Removal of Directors. At a meeting of stockholders called expressly for that purpose, any director may be removed for cause by a vote of the holders of a majority of the shares then entitled to vote at an election of directors. Whenever the holders of the shares of any class are entitled to elect one or more directors by the provisions of the charter or supplemental sections thereto, the provisions of this section shall apply, in respect to the removal of a director or directors so elected, to the vote of the holders of the outstanding shares of that class and not to the vote of the outstanding shares as a whole.

               ARTICLE IV - Committees of the Board of Directors

     Section 1. Committees. The board of directors may, by resolution adopted by a majority of the full board, designate from among its members an executive committee and other committees composed of two or more directors and delegate to such committees any of the powers of the board of directors, except the power to declare dividends or other distributions on stock, elect directors, issue stock, recommend to the stockholders any action that requires stockholder approval, amend the By-Laws, or approve any merger or share exchange that does not require stockholder approval. The designation of any committee pursuant to this Article IV and the delegation of authority shall not operate to relieve the board of directors, or any director, of any responsibility imposed by statute or regulation.

     Section 2. Meetings. Regular meetings of a committee may be held without notice at such times and places as such committee may fix from time to time by resolution. Special meetings of a committee may be called by any member thereof upon not less than one day's notice stating the place, date, and hour of the meeting, which notice may be written or oral. Any member of a committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a committee meeting need not state the business proposed to be transacted at the meeting.

     Section 3. Quorum. A majority of the members of a committee shall constitute a quorum for the transaction of business at any meeting thereof, and action of a committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

     Section 4. Action Without a Meeting. Any action required or permitted to be taken by a committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the committee.

     Section 5. Vacancies. Any vacancy in a committee may be filled by a resolution adopted by a majority of the full board of directors.

     Section 6. Resignations and Removal. Any member of a committee may be removed at any time with or without cause by resolution adopted by a majority of the full board of directors. Any member of a committee may resign from such committee at any time by giving written notice to the president or secretary of the Bank. Unless otherwise specified, such resignation shall take effect upon its receipt; the acceptance of such resignation shall not be necessary to make it effective.

     Section 7. Procedure. Each committee shall elect a presiding officer from its members and may fix its own rules of procedure, which shall not be inconsistent with these By-laws.

                             ARTICLE V - Officers

     Section 1. Positions. The officers of the Bank shall be a president, one or more vice presidents, a secretary, and a treasurer, each of whom shall be elected by the board of directors. The board of directors may also designate the chairman of the board as an officer. The president shall be the chief executive officer, unless the board of directors designates the chairman of the board as chief executive officer. The president shall be a director of the Bank. The board of directors may designate one or more vice presidents as executive vice president or senior vice president. The board of directors may also elect or authorize the appointment of such other officers as the business of the Bank may require. The officers shall have such authority and perform such duties as the board of directors may from time to time authorize or determine. In the absence of action by the board of directors, the officers shall have such powers and duties as generally pertain to their respective offices.

     Section 2. Election and Term of Office. The officers of the Bank shall be elected annually by the board of directors at a meeting of the board of directors held not more than 15 days after the annual meeting of the stockholders and after the directors-elect shall have qualified. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as possible. Each officer shall hold office until a successor has been duly elected and qualified or until the officer's death, resignation, or removal in the manner hereinafter provided. Election or appointment of an officer, employee, or agent shall not of itself create contractual rights. The board of directors may authorize the Bank to enter into an employment contract with any officer in accordance with the laws of the State of Maryland; but no such contract shall impair the right of the board of directors to remove any officer at any time in accordance with Section 3 of this Article V.

     Section 3. Removal. Any officer may be removed by the board of directors whenever, in its judgment, the best interests of the Bank will be served thereby, but such removal, other than for cause, shall be without prejudice to any contractual rights, if any, of the officer so removed.

     Section 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or otherwise may be filled by the board of directors for the unexpired portion of the term.

     Section 5. Compensation. The compensation of the officers shall be fixed from time to time by the board of directors by employment contracts or otherwise.

              ARTICLE VI - Contracts, Loans, Checks, and Deposits

     Section 1. Contracts. To the extent permitted by the laws of the State of Maryland, and except as otherwise prescribed by these By-laws with respect to certificates for shares, the board of directors may authorize any officer, employee, or agent of the Bank to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Bank. Such authority may be general or confined to specific instances.

     Section 2. Loans. No loans shall be contracted on behalf of the Bank and no evidence of indebtedness shall be issued in its name unless authorized by the board of directors. Such authority may be general or confined to specific instances.

     Section 3. Checks, Drafts, etc. All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Bank shall be signed by one or more officers, employees, or agents of the Bank in such manner as shall from time to time be determined by the board of directors.

     Section 4. Deposits. All funds of the Bank not otherwise employed shall be deposited from time to time to the credit of the Bank in any duly authorized depositories as the board of directors may select.

           ARTICLE VII - Certificates for Shares and Their Transfer

     Section 1. Certificates for Shares. Certificates representing shares of capital stock of the Bank shall be in such form as shall be determined by the board of directors in accordance with the laws of the State of Maryland and the regulations of the Maryland Commissioner of Financial Regulation. Such certificates shall be signed by the chairman of the board, the president or a vice president of the Bank and counter-signed by the secretary or an assistant secretary. The stock certificates may be sealed with the corporate seal or a facsimile thereof. Each certificate for shares of capital stock shall be consecutively numbered. The name and address of the person to whom the shares are issued, with the number of shares and date of issue, shall be entered on the stock ledger of the Bank. All certificates surrendered to the Bank for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall be surrendered and canceled, except that in case of a lost or destroyed certificate, a new certificate may be issued therefor upon such terms and indemnity to the Bank as the board of directors may prescribe.

     Section 2. Payment for Shares. No certificate shall be issued for any shares until the agreed upon consideration for such shares is fully paid. The consideration for the issuance of shares shall not be less than the par value per share.

     Section 3. Transfer of Shares. The board of directors shall have power and authority to make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates of stock; and may appoint transfer agents and registrars thereof. The duties of the transfer agent and registrar may be combined.

     Section 4. Stock Ledger. The Bank shall maintain a stock ledger that contains the name and address of each stockholder and the number of shares of stock of each class which the stockholder holds. The stock may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. Any stockholder, director or officer of the Bank may inspect the stock ledger during usual business hours.

                          ARTICLE VIII - Fiscal Year

     The fiscal year of the Bank shall end on the 31st day of December of each year.

                            ARTICLE IX - Dividends

     If declared by the board of directors at any meeting thereof, the Bank may pay dividends on its shares in cash, property, or in shares of the capital stock of the Bank unless such dividend is contrary to law or to a restriction contained in the Charter.

                          ARTICLE X - Corporate Seal

     The corporate seal of the Bank shall be in such form as the board of directors shall prescribe by resolution.

                            ARTICLE XI - Amendments

     These By-laws may be amended at any time by a majority vote of the full board of directors. In addition, these By-laws may be amended by vote of a majority of the outstanding shares of capital stock of the Bank entitled to vote generally in the election of directors cast at a duly called and held meeting of the stockholders.